UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire		03079
(Address of principal executive offices)		(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 15, 2005, StockerYale, Inc. (the “Company”) entered into a Purchase and Sales Agreement and Deposit Receipt (the “Agreement”) with John F. Alberico (the “Buyer”), dated April 12, 2005, pursuant to which (i) the Company agreed to sell to the Buyer, and the Buyer agreed to purchase from the Company, for $4,750,000 (the “Sale Transaction”) the property owned by the Company and located at 32 Hampshire Road in Salem, New Hampshire (the “Property”) and (ii) the Company agreed to lease from the Buyer approximately 32,000 square feet of the Property for an initial term of ten years with rental rates during such period ranging from approximately $228,800 to $288,640 per year in base rent plus a pro rata share of all operating costs of the Property (the “Lease Transaction”). The Company intends to use the net proceeds from the Sale Transaction to repay in full two outstanding convertible notes issued by the Company.

Although the transactions contemplated by the Agreement are expected to be consummated within 75 days of the date of the Agreement, such transactions are subject to certain closing conditions and there can be no assurance that the transactions will be consummated.

A copy of the Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On April 18, 2005, the Company issued a press release reporting its results of operations for its fiscal first quarter ended March 31, 2005. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information set forth in this Item 2.02 and in Exhibit 99.2 hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information set forth in this Item 2.02 and in Exhibit 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Lease Transaction is incorporated by reference from “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibit 99.1 listed in the Exhibit Index immediately preceding such exhibit is filed with this report. Exhibit 99.2 listed in the Exhibit Index immediately preceding such exhibit is furnished with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StockerYale, Inc.
Date: April 18, 2005

	By:	/s/ RICHARD P. LINDSAY
Richard P. Lindsay
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Purchase and Sales Agreement and Deposit Receipt

99.2	Press Release of StockerYale, Inc., dated April 18, 2005